AMENDMENT NO. 2 TO AMENDED AND
RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Amendment No. 2”) is made and entered into as of May 13, 2011, by and between HOLLYWOOD MEDIA CORP., a Florida corporation (the “Company”) and LAURIE S. SILVERS (the “Executive”).  The Company and the Executive are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

A.           The Executive currently serves as the Vice Chairperson of the Board of Directors and President of the Company.

B.           The Company and the Executive are parties to an Amended and Restated Employment Agreement dated as of December 22, 2008 (the “Current Employment Agreement”), as amended by the Amendment to Amended and Restated Employment Agreement dated December 23, 2009 (“Amendment No. 1”).

C.           The Company and the Executive are entering into this Amendment No. 2 to amend the Current Employment Agreement and Amendment No. 1 to make clear that Sections 2.2, 2.3, and 3.4 of the Current Employment continue to remain in effect.

D.           Defined terms used but not otherwise defined herein have the respective meanings ascribed to them in the Current Employment Agreement.

Agreement

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties hereby agree as follows:

1.           Amendment of Current Employment Agreement and Amendment No. 1.  The Current Employment Agreement and Amendment No. 1 are hereby amended so that, notwithstanding any provision in the Current Agreement and Amendment No. 1 to the contrary, Sections 2.2, 2.3, and 3.4 of the Current Employment Agreement are in full force and effect (and the Executive shall be entitled to the benefits in such sections) while the Executive remains an employee of the Company, including during the Extension Term.

2.           Current Employment Agreement and Amendment No. 1 Effective.  Except as otherwise specifically set forth herein, all provisions of the Current Employment Agreement, as amended by Amendment No. 1, that are not amended by this Amendment No. 2 shall remain in full force and effect.

3.           Entire Agreement; Modification.  The Current Employment Agreement, Amendment No. 1, Amendment No. 2, and the Indemnification Agreement dated as of November 12, 1993, between the Executive and the Company, constitute collectively the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  Amendment No. 2 may be amended or modified only by an instrument in writing duly executed by the Parties.

4.           Binding Effect.  Amendment No. 2 is binding upon, inures to the benefit of and is enforceable by the Parties and their respective heirs, successors and assigns.

5.           Legal Matters.  The provisions of Sections 10 and 14 of the Current Employment Agreement, concerning arbitration of disputes and governing law, shall also apply with respect to Amendment No. 2, mutatis mutandis, and any controversy or claim arising under Amendment No. 2.

6.           Counterparts.  Amendment No. 2 may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first above written.

Company:

HOLLYWOOD MEDIA CORP.

By:
Name:
Title:

Executive:

LAURIE S. SILVERS